                                                                     Exhibit 5.1
                               HALE AND DORR LLP
                               COUNSELORS AT LAW
                                  HALEDORR.COM
                      300 PARK AVENUE O NEW YORK, NY 10022
                        212-937-7200 O FAX 212-937-7300




                                       November 17, 2003

Eyetech Pharmaceuticals, Inc.
500 Seventh Avenue, 18th Floor
New York, New York 10018

      Re: Registration Statement on Form S-1

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-108781) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 7,475,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of Eyetech Pharmaceuticals, Inc., a Delaware corporation (the "Company"), including 975,000 Shares issuable upon exercise of an over-allotment option to be granted by the Company.

      The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company and the several underwriters to be named in the Underwriting Agreement for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC and Bear, Stearns & Co. Inc. are acting as representatives. The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement.

      We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.


BOSTON  LONDON  MUNICH  NEW YORK  OXFORD  PRINCETON RESTON   WALTHAM  WASHINGTON
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       Hale and Dorr LLP is a Massachusetts Limited Liability Partnership

Eyetech Pharmaceuticals, Inc.
November 17, 2003
Page 2



      We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

      We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

      It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ Hale and Dorr LLP

                                HALE AND DORR LLP